UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 1, 2017

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-35780	80-0188269
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Talcott Avenue South Watertown, MA	02472
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (617) 673-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR §240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On June 1, 2017, Bright Horizons Family Solutions Inc. (the “Company”) held its annual meeting of shareholders and the Company’s shareholders voted to approve the Company’s 2012 Omnibus Long-Term Incentive Plan, as Amended and Restated (the “Amended 2012 Plan”), and the Company’s 2017 Annual Incentive Plan (the “Annual Plan”) as further described below in Item 5.07, effective as of June 1, 2017.
Key employees, directors, consultants and advisors of the Company and its affiliates are eligible to receive awards under the Amended 2012 Plan. The maximum number of shares of common stock that may be delivered in satisfaction of awards under the Amended 2012 Plan is 5,000,000 shares, subject to certain adjustments. As of March 14, 2017, the date the Amended 2012 Plan was approved by the Board of Directors, 1,866,395 shares remained available for grant under the Amended 2012 Plan (plus any shares that again become available for grant under the terms of the Amended 2012 Plan).
Executive officers and other key employees will be eligible to receive annual bonuses under the Annual Plan for performance periods beginning on or after January 1, 2018. The Compensation Committee will establish the performance criteria applicable to awards under the Annual Plan, the amount or amounts payable if the performance criteria are achieved and such other terms and conditions of any awards. The Annual Plan permits the grant of awards that are intended to qualify as exempt performance-based compensation under Section 162(m) as well as other awards.
For additional information regarding the Amended 2012 Plan and the Annual Plan, see the summaries of each plan included in the Company’s definitive Proxy Statement as filed with the Securities and Exchange Commission on April 13, 2017 (the “Proxy Statement”) under “Proposal 4 - Approval of 2012 Omnibus Long-Term Incentive Plan, as Amended and Restated - Description of the Amended 2012 Plan” and “Proposal 5 - Approval of the 2017 Annual Incentive Plan - Summary of the Annual Plan,” which summaries are incorporated herein by reference. A copy of the Amended 2012 Plan is attached as Appendix A to the Proxy Statement and a copy of the Annual Plan is attached as Appendix B to the Proxy Statement and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders
On June 1, 2017, the Company held its annual meeting of shareholders pursuant to notice duly given. Set forth below are the final voting results for each of the matters submitted to a vote of the shareholders. For more information about the proposals set forth below, please see the Company's Proxy Statement.
Proposal One: Election of Directors
All of the Board's nominees for director were elected to serve on the Company's Board of Directors for a term of three years, as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Dr. Sara Lawrence-Lightfoot	53,450,030	1,731,974	36,092	1,120,676
David H. Lissy	54,059,517	1,122,304	36,275	1,120,676
Cathy E. Minehan	54,843,143	338,861	36,092	1,120,676
Proposal Two: Advisory Vote on Named Executive Officer Compensation
The Company's shareholders approved, on an advisory basis, the compensation paid by the Company to its named executive officers, as follows:

For	Against	Abstain	Broker Non-Votes
53,347,055	849,978	21,063	1,120,676

Proposal Three: Ratification of the Company's Independent Registered Public Accounting Firm
The Company's shareholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017, as follows:

For	Against	Abstain
55,981,625	335,376	21,771

The proposal to ratify the appointment of Deloitte & Touche LLP was a routine matter and, therefore, there were no broker non-votes relating to that matter.
Proposal Four: 2012 Omnibus Long-Term Incentive Plan, as Amended and Restated
The Company’s shareholders approved the 2012 Omnibus Long-Term Incentive Plan, as Amended and Restated, as follows:

For	Against	Abstain	Broker Non-Votes
54,349,583	846,722	21,791	1,120,676
Proposal Five: 2017 Annual Incentive Plan
The Company’s shareholders approved the 2017 Annual Incentive Plan, as follows:

For	Against	Abstain	Broker Non-Votes
54,864,177	332,514	21,405	1,120,676

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
Date:	June 2, 2017	By:	/s/ Elizabeth Boland
Elizabeth Boland
Chief Financial Officer